Exhibit 10.1

April 18, 2025

Re: Note Purchase Agreement

WHEREAS, this letter agreement (the “Letter Agreement”) is entered into in connection with that certain Note Purchase Agreement, dated as of February 1, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”; capitalized terms used herein that are undefined shall have the meaning given thereto in the Note Purchase Agreement), by and among Interactive Strength Inc., a Delaware corporation (“TRNR”), CLMBR Holdings LLC, a Delaware limited liability company (“CLMBR” and collectively with TRNR, the “Borrower”) and Woodway USA, Inc., a Wisconsin corporation (“Woodway”);

WHEREAS, the Note Purchase Agreement was originally entered into with Treadway Holdings LLC (the “Original Lender”);

WHEREAS, pursuant to the Note Purchase Agreement, the Borrower issued an amended and restated senior secured convertible promissory note to the Original Lender;

WHEREAS, in November 2024, an amended and restated senior secured convertible promissory note with a principal amount of $4 million (the “A&R Convertible Note”) was issued to the Original Lender;

WHEREAS, the Note Purchase Agreement was previously amended pursuant to letter agreements dated as of November 11, 2024, December 15, 2024, and January 14, 2025;

WHEREAS, on January 14, 2025, the Original Lender sold the A&R Convertible Note to Woodway;

WHEREAS, on March 3, 2025, Woodway sold the A&R Convertible Note to TR Opportunities II LLC, a Delaware limited liability company (the “Purchaser”);

WHEREAS, the principal amount of the A&R Convertible Note as of April 18, 2025 is $1.9 million; and

WHEREAS, the Borrower and the Purchaser desire to amend the A&R Convertible Note to lower the conversion price in Section 3(a) thereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the Borrower and the Purchaser agree as follows.

1. Section 3(a) of the A&R Convertible Note is hereby amended and restated in its entirety as follows:

“(a) Option to Convert. The Holder shall have the right, but not the obligation to elect to convert this Note, at any time, in whole or in part as set forth herein. This Note shall be convertible into that number of shares of common stock, par value $0.0001 per share of TRNR (the “Common Stock”) equal to the quotient resulting by dividing the outstanding principal balance of the Notes to be converted by the Conversion Price (any such shares upon conversion, the “Conversion Shares”). Each of the Borrower and the Holder agree that for purposes of this Note the “Conversion Price” shall mean $1.10 per share.”

2. Except as expressly provided herein, the Note Purchase Agreement and the other Note Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Letter Agreement shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Note Purchase Agreement or any other Note Document, (b) to prejudice any other right or rights which the Purchaser may now have or may have in the future under or in connection with the Note Purchase Agreement or

Exhibit 10.1

any other Note Document or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Note Parties or any other Person with respect to any waiver, amendment, modification or any other change to the Note Purchase Agreement or any other Note Document or any rights or remedies arising in favor of the Purchaser under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Note Parties, on the one hand, and the Purchaser, on the other hand.

3. Each of TRNR and CLMBR hereby (a) acknowledges and agrees that all of its Obligations under the Note Purchase Agreement and the other Note Documents are reaffirmed and remain in full force and effect on a continuous basis, (b) reaffirms each Lien granted by it to the Purchaser, (c) acknowledges and agrees that the grants of security interests by it pursuant to any Note Document shall remain, in full force and effect after giving effect to this Letter Agreement, and (d) agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Nothing contained in this Letter Agreement shall be construed as substitution or novation of the Obligations outstanding under the Note Purchase Agreement or the other Note Documents, which shall remain in full force and effect. The terms and provisions of the Note Purchase Agreement are reaffirmed, ratified and confirmed and shall continue in full force and effect.

4. This Letter Agreement constitutes a Note Document, and any breach of any covenant or obligation set forth herein shall constitute an Event of Default under the Note Purchase Agreement.

5. In consideration of the agreements of the Purchaser contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of TRNR and CLMBR, on behalf of itself and its past, present and future Subsidiaries, successors, assigns, managers, members, officers, directors, agents, employees, professionals and other representatives (solely in their capacity as such and not in any other capacity) (the “Releasing Parties,” and each, a “Releasing Party”), hereby absolutely, unconditionally, and irrevocably releases, remises, and forever discharges the Purchaser and each of its respective past, present and future stockholders, members, partners, managers, principals, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, professionals, agents, and other representatives, and their respective successors and assigns (the “Released Parties,” and each, a “Released Party”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages, and any and all other claims, counterclaims, defenses, rights of set off, demands, and liabilities whatsoever (each, individually, a “Claim,” and collectively, “Claims”) of every kind and nature, known or unknown, at law or in equity, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, which any such Releasing Party may now or hereafter own, hold, have, or claim to have against any Released Party for, upon, or by reason of any circumstance, action, cause, omission, event or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Letter Agreement, the Note Documents, or transactions contemplated hereunder or thereunder. Each Releasing Party understands, acknowledges, confirms, and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release. Each of the parties acknowledges and agrees that the foregoing release is a material inducement to the Purchaser’s execution of this Letter Agreement and, but for the foregoing release, the Purchaser would not be willing to enter into this Letter Agreement. Each Releasing Party agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect, in any manner, the final, absolute, and unconditional nature of the release set forth above.

Exhibit 10.1

6. Each of TRNR and CLMBR, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Claim released, remised and discharged by the Loan Parties pursuant to the paragraph above. If TRNR, CLMBR or any of their respective successors, assigns or other legal representatives violate the foregoing covenant, each of TRNR and CLMBR , for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Released Party as a result of such violation.

7.In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.Each of Sections 13.5 (Signatures; Counterparts), 13.7 (Governing Law) and 13.8 (Jurisdiction, Jury Trial Waiver, Etc.) of the Note Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis.

[signature page follows]

Exhibit 10.1

Please indicate confirmation of the terms provided in this Letter Agreement by executing in the space provided below.

Very truly yours,

INTERACTIVE STRENGTH INC.

By: /s/ Trent Ward
Name: Trent Ward
Title: Chief Executive Officer

CLMBR HOLDINGS LLC

By: /s/ Trent Ward
Name: Trent Ward
Title: Chief Executive Officer

ACCEPTED AND AGREED:

TR OPPORTUNITIES II LLC

By: /s/ Antonio Ruiz-Gimenez

Name: Antonio Ruiz-Gimenez

Title: Authorized Signatory